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                                                                      Exhibit 32

                      Officers' Section 1350 Certifications

      Each of the undersigned officers of Tarragon Realty Investors, Inc., a Nevada corporation (the "Company"), hereby certifies that (i) the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.


Date:  February 18, 2004         /s/ William S. Friedman
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                                 Name:    William S. Friedman
                                 Title:   President and Chief Executive Officer


                                 /s/ Erin D. Pickens
                                 ----------------------------------------------
                                 Name:    Erin D. Pickens
                                 Title:   Executive Vice President
                                          and Chief Financial Officer